As filed with the Securities and Exchange Commission on September 16, 2004 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM S-8
________________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.
(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation or organization)

N/A
(I.R.S. Employer Identification No.)

926 West Sprague Avenue Suite 200
Spokane, Washington
(Address of principal executive offices)
99201
(Zip Code)

THIRD AMENDED AND RESTATED GOLD RESERVE INC. 1997 EQUITY INCENTIVE PLAN (Full title of the plan)

ROCKNE J. TIMM
926 West Sprague Avenue, Suite 200
Spokane, Washington 99201
(509) 623-1500
(Name, address and telephone number, including area code, of agent for service)

with a copy to:
JONATHAN B. NEWTON
Baker & McKenzie
Pennzoil Place
711 Louisiana, Suite 3400
Houston, Texas 77002
(713) 427-5000

CALCULATION OF REGISTRATION FEE
                                       Proposed      Proposed      Amount
Title of each class      Amount         maximum      maximum         of
of securities to          to be        offering      offering   Registration
to be registered (1)    registered     price(2)      price(2)        Fee

Class A Common
Shares, no par value   75,000 Shares    $3.96        $297,000      $37.63
Class A Common Share
   Purchase Rights     75,000 Rights     N/A            N/A        N/A(3)

(1) The Class A Common Shares, no par value per share (the "Class A Common Shares"), of Gold Reserve Inc. (the "Company") being registered hereby relate to the Third Amended and Restated Gold Reserve Inc. 1997 Equity Incentive Plan (the "1997 Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional Class A Common Shares and associated Class A Common Share Purchase Rights as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on September 15, 2004, as reported on the American Stock Exchange.

(3) In accordance with Rule 457(g), no additional registration fee is required in respect of the Class A Common Share Purchase Rights.




Incorporation by Reference

The issuance of the additional 75,000 Class A Common Shares, and Class A Common Share Purchase Rights attaching to such shares, being registered hereby was approved pursuant to the terms of the Plan by the Board of Directors and shareholders of the Company on February 24, 2004 and May 27, 2004, respectively. Pursuant to Instruction E of Form S-8, the contents of the following Registration Statements on Form S-8 of (1) Gold Reserve Corporation, as assumed by the Company as successor issuer, as filed with the Securities and Exchange Commission: (a)Registration Statement on Form S-8 (Registration No. 033-61113), as amended; (b)Registration Statement on Form S-8 (Registration No. 033-58700), as amended; (c)Registration Statement on Form S-8 (Registration No. 033-69912), as amended; and (d)Registration Statement on Form S-8 (Registration No. 033-35595); and (2) the Company as filed with the Securities and Exchange Commission: (a) Registration Statement on Form S8 (Registration No. 333-65250), as amended; (b) Registration Statement on Form S8 (Registration No. 333-92587), as amended;
(c) Registration Statement on Form S8 (Registration No. 333-96917), and (d) Registration Statement on Form S8 (Registration No. 333-110928) are incorporated herein by reference.

Item 8.	Exhibits

The following are filed as exhibits to this Registration Statement:

Exhibit Number
Description

4.1
Gold Reserve KSOP Plan (incorporated by reference to Exhibit No. 4.1 to the Company's Registration Statement on Form S8 (Registration No.
333-110928) filed with the Securities and Exchange Commission on December 4,
2003)

4.2
Amendment Number One to Gold Reserve KSOP Plan (incorporated by reference to Exhibit No. 4.2 to the Company's Registration Statement on Form S8 (Registration No. 333-110928) filed with the Securities and Exchange Commission on December 4, 2003)

4.3
Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4
Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.5
Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3 to the Company's Registration Statement on Form 8-A (File No. 001-31819) filed with the Securities and Exchange Commission on October 2, 2003)

4.6
Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.7
Form of Change in Control Agreement (incorporated by reference to Exhibit
4.0 to the Companys Annual Report on Form 20-F (File No 000-30102) filed with the Securities and Exchange Commission on May 9, 2003)

5.1
Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1
Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2
Consent of PricewaterhouseCoopers LLP*

23.3
Consent of Behre Dolbear & Company, Inc.*

24.1
Power of Attorney (included on the signature page of the Registration
Statement)*
________________
*	Filed herewith.


SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on September 16, 2004.

GOLD RESERVE INC.


By:  /s/ Rockne J. Timm
         ROCKNE J. TIMM
         Chief Executive Officer and Director


POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints Rockne J. Timm as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

Signature
Title
Date

/s/    Rockne J. Timm
       ______________________
       ROCKNE J. TIMM
       Chief Executive Officer (Principal Executive Officer) and Director September 16, 2004

/s/   Robert A. McGuinness
      ______________________
      ROBERT A. McGUINNESS
      Vice President Finance and Chief Financial Officer
      (Principal Financial and Accounting Officer)
      September 16, 2004

/s/   A. Douglas Belanger
      ______________________
      A. DOUGLAS BELANGER
      President and Director
      September 16, 2004

/s/   James P. Geyer
      ______________________

      JAMES P. GEYER
      Senior Vice President and Director
      September 16, 2004

/s/   James H. Coleman
      ______________________
      JAMES H. COLEMAN
      Chairman of the Board
      September 16, 2004

/s/   Patrick D. McChesney
      ______________________
      PATRICK D. McCHESNEY
      Director
      September 16, 2004

/s/   Chris D. Mikkelsen
      ______________________
      CHRIS D. MIKKELSEN
      Director
      September 16, 2004

/s/   Jean Charles Potvin
      ______________________
      JEAN CHARLES POTVIN
      Director
      September 16, 2004


EXHIBIT INDEX

Exhibit Number
Description

4.1
Gold Reserve KSOP Plan (incorporated by reference to Exhibit No. 4.1 to the Company's Registration Statement on Form S8 (Registration No.
333-110928) filed with the Securities and Exchange Commission on December 4,
2003)

4.2
Amendment Number One to Gold Reserve KSOP Plan (incorporated by reference to Exhibit No. 4.2 to the Company's Registration Statement on Form S8 (Registration No. 333-110928) filed with the Securities and Exchange Commission on December 4, 2003)

4.3
Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.4
Bylaws of the Company (incorporated by reference to Exhibit No. 3.2 to the Proxy Statement/Joint Prospectus included as part of the Company's Registration Statement on Form S4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.5
Shareholder Rights Plan Agreement (as Amended) of the Company (including form of Rights Certificate) (incorporated by reference to Exhibit No. 3 to the Company's Registration Statement on Form 8-A (File No. 001-31819) filed with the Securities and Exchange Commission on October 2, 2003)

4.6
Form of Certificate for the Class A Common Shares (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S4 (Registration No. 333-68061) filed with the Securities and Exchange Commission on November 27, 1998)

4.7
Form of Change in Control Agreement (incorporated by reference to Exhibit
4.0 to the Companys Annual Report on Form 20-F (File No 000-30102) filed with the Securities and Exchange Commission on May 9, 2003)

5.1
Opinion of Austring, Fendrick, Fairman & Parkkari *

23.1
Consent of Austring, Fendrick, Fairman & Parkkari (see Exhibit 5.1)*

23.2
Consent of PricewaterhouseCoopers LLP*

23.3
Consent of Behre Dolbear & Company, Inc.*

24.1
Power of Attorney (included on the signature page of the Registration
Statement)*
________________
*	Filed herewith.



AUSTRING, FENDRICK, FAIRMAN & PARKKARI
BARRISTERS & SOLICITORS

LORNE N. AUSTRING     DEBRA L. FENDRICK             THE DRURY BUILDING
H. SHAYNE FAIRMAN     KEITH D. PARKKARI              3081 Third Avenue
KATHLEEN M. AVERY     GREGORY A. FEKETE              Whitehorse, Yukon
STACY K.HENNINGS                                               Y1A 4Z7
                                                 PHONE: (867) 668-4405
                                                   FAX: (867) 668-3710
                                         E-MAIL:laustring@lawyukon.com

OUR FILE NO:014910-21
September 16, 2004

Gold Reserve Inc.
Suite 200
926 West Sprague Avenue
Spokane, Washington, USA
99201

Dear Sirs/Mesdames:

Re:     Securities and Exchange Commission Form S-8

We are Yukon counsel to Gold Reserve Inc., a corporation incorporated under the laws of the Yukon Territory (the "Company"). The Company intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers (a)75,000 Class A Common Shares, no par value per share, of the Company (the "Class A Common Shares"), including the Class A Common Share Purchase Rights attaching to such shares pursuant to that certain Shareholder Rights Plan Agreement, dated as of June 11, 2003, between the Company and Computershare Trust Company of Canada (the "Rights Agreement"), which shall be issued pursuant to the Gold Reserve KSOP Plan, as amended (the "Plan"), and (b)such additional Class A Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares are collectively referred to as the "Securities").

In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such conformed, certified or photostatic copies.

Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan and, as appropriate, the Rights Agreement, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan and, as appropriate, the Rights Agreement, the Securities will be validly issued, fully paid and nonassessable.

This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours truly,

s/ Austring, Fendrick, Fairman & Parkkari

EXHIBIT 23.2


Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2004 relating to the consolidated financial statements of Gold Reserve Inc., which appears in Gold Reserve Inc.s Annual Report on Form 20-F for the year ended December 31, 2003.


s/ PricewaterhouseCoopers LLP

Vancouver, B.C., Canada
September 16, 2004



EXHIBIT 23.3


Consent of Behre Dolbear & Company, Inc.



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 references to this firm which appear in Gold Reserve Inc.s Annual Report on Form 20-F for the year ended December 31, 2003. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

/s/ BEHRE DOLBEAR & COMPANY, INC.
September 16, 2004